Exhibit 4.3

           Number                                                 Shares
            1328                                                  ***0***

SEE REVERSE FOR CERTAIN DEFINITIONS                      -----------------------
          COMMON STOCK                                   CUSIP NO. 868823 10 5
                                                         -----------------------

                                                                SYMBOL SRG

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                                SurgiCare, Inc.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
--------------------------------------------------------------------------------

50,000,000 Authorized Common Shares     $.005 Par Value       Non Assessible

THIS CERTIFIES THAT

                          VOID

IS THE RECORD HOLDER OF ***NO SHARES***

Shares of                      SURGICARE, INC.                    Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:   April 8, 2003                          COUNTERSIGNED AND REGISTERED
                                                   FIRST NATIONAL TRUST

                                                By        Authorized Signature


                                    SurgiCare Inc.
                                      Corporate
                                        SEAL
                                      Delaware

/s/ Keith G. LeBlanc                                       /s/ Phillip C. Scott
----------------------                                     ---------------------
PRESIDENT                                                  SECRETARY